Exhibit 5
                        Durham, Evans, Jones & Pinegar
                        Attorneys & Counselors at Law
                                Key Bank Tower
                           50 South Main, Suite 850
                         Salt Lake City, Utah 84144

                                                                  Telephone
                                                             (801) 538-2424

                               November 6, 1997           Facsimilie Number
                                                             (801) 538-2425


Board of Directors
fonix corporation
1225 Eagle Gate Tower
60 East South Temple Street
Salt Lake City, Utah 84111

Gentlemen:

     We have acted as counsel to fonix corporation, a Delaware corporation (the "Company"), in the preparation of a Registration Statement (the "Prior Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on July 16, 1997 (File No. 333-41325), and in the preparation and filing of post-effective amendment nos. 1 and 2 to the Prior Registration Statement, which Prior Registration Statement, as amended to date, covers a total of 1,280,928 shares of the Company's common stock, par value $.0001 per share, that are either (i) issued upon the conversion of the Company's Series B 5% Convertible Debentures in the aggregate principal amount of $3,000,000, (ii) issuable upon the exercise of a common stock purchase warrant entitling the holder thereof to purchase 250,000 shares of the Company's common stock at the exercise price of $8.48 per share, or (iii) are issuable upon the conversion or partial conversion of 125,000 shares of the Company's Series B Convertible Preferred Stock ("Series B Preferred Stock").

     We have also acted as counsel to the Company in the preparation of a registration statement on Form S-3 filed under Rule 462(b) of the Securities Act (the "Rule 462(b) Registration Statement") covering an additional $1,747,768 in proposed estimated maximum aggregate offering price of common stock issuable upon conversion of Series B Preferred Stock (the "Additional Shares").

     We have examined the Company's Certificate of Incorporation, as amended to date, and the Company's By-Laws, as amended to date, and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, all as provided to us by the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

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fonix corporation
November 6, 1997
Page 2
_____________________

     In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, (iii) the authenticity of the originals of the latter document, and (iv) the legal competence of all signatures to such documents.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Utah, and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Additional Shares, when issued and paid for upon the conversion of the Series B Preferred Stock in accordance with the terms of the certificate of designation of rights and preferences on file with the Secretary of State of Delaware, will be duly authorized and validly issued, fully paid and non-assessable.

     It is our understanding that this opinion is to be used only in connection with the offer and sale of the Additional Shares while the Rule 462(b) Registration Statement is in effect.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Rule 462(b) Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                               Very truly yours,



                               /S/ Durham, Evans, Jones & Pinegar P.C.
                               ----------------------------------------
                               DURHAM, EVANS, JONES & PINEGAR, P.C.